Exhibit 99.1

Information regarding joint filer

Name:                       Loews Corporation

Address:                                                              667 Madison Avenue
                      New York, NY 10065

Designated Filer:                  Boardwalk Pipelines Holding Corp.

Issuer & Ticker Symbol:            Boardwalk Pipeline Partners, LP (BWP)

Date of Event Requiring Statement:      11/13/08

Signature of joint filer

Loews Corporation

By:                                                               /s/   Gary Garson

Name:                                                             Gary Garson
Title:                                                               Senior Vice President
Date:                                                               November 14, 2008